UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2010

MYRIAD GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Wakara Way

Salt Lake City, Utah 84108

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (801) 584-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The disclosure provided in the second paragraph under Item 5.02(b) of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 2, 2010, Myriad Genetics, Inc. (“Myriad” or the “Company”) announced its financial results for the three and six months ended December 31, 2009. The earnings release is attached hereto as an exhibit to this Current Report on Form 8-K and is being furnished pursuant to this Item 2.02 as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B-2 of Form 8-K, the information set forth in Item 2.02 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) On February 2, 2010, the Company announced that Mark H. Skolnick, Ph.D. would be stepping down as a member of the Board of Directors of the Company, effective February 2, 2010. Dr. Skolnick will continue as a part-time employee of the Company in the capacity of Senior Scientist Emeritus. Dr. Skolnick’s resignation from the Board of Directors is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Also, on February 2, 2010 the Company announced that Gregory C. Critchfield, M.D., President of the Company’s wholly-owned subsidiary Myriad Genetic Laboratories, Inc. (“MGL”) will retire from the Company and MGL effective March 1, 2010. On February 1, 2010, the Company and MGL entered into a Resignation Agreement with Dr. Critchfield. Pursuant to the Resignation Agreement, the Company will pay Dr. Critchfield $565,000, less all applicable taxes and withholding amounts, for the accomplishment of his fiscal year 2010 management business objectives, accrued employee benefits due to Dr. Critchfield, consideration for future consulting services, and for his contributions to the success of the Company during his 11 years of service. The Resignation Agreement also provides for the release of all claims by Dr. Critchfield against the Company and MGL, subject to specified exceptions, and the release of all claims by the Company and MGL against Dr. Critchfield. A copy of the Resignation Agreement is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

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(e) Mark C. Capone, Chief Operating Officer of MGL, will succeed Dr. Critchfield as the new President of MGL. Mr. Capone, age 47, joined the Company in October 2002 and has been responsible for the management of the Company’s sales force and laboratory operations. He received an M.S. degree in Management and an M.S. degree in Chemical Engineering from the Massachusetts Institute of Technology and held management positions overseeing sales, production, and development operations with Ely Lilly for 17 years prior to joining the Company. In connection with his promotion, Mr. Capone will receive an annual base salary of $435,000 per year. He will also be eligible to receive an annual cash bonus with a target incentive of 65% of base salary (prorated for the fiscal year) and stock options in such amounts to be determined by the Compensation Committee under the Company’s compensation program, as described in the Company’s definitive proxy statement for its 2009 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on September 25, 2009 (the “Proxy Statement”). Information about Mr. Capone’s employment and retention arrangements with the Company are included in the Proxy Statement, and copies of his Employment Agreement and Retention Agreement have been filed with or incorporated by reference as Exhibit 10.28 and Exhibit 10.30, respectively, to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 26, 2009.

ITEM 9.01	Financial Statements and Exhibits.

(d)

Exhibit Number	Description
10.1	Resignation Agreement between Myriad Genetics, Inc. and Dr. Gregory C. Critchfield dated February 1, 2010.

99.1	Earnings release dated February 2, 2010 for the three and six months ended December 31, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

Date: February 2, 2010	By:	/s/ PETER D. MELDRUM
Peter D. Meldrum
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Resignation Agreement between Myriad Genetics, Inc. and Dr. Gregory C. Critchfield dated February 1, 2010.

99.1	Earnings release dated February 2, 2010 for the three and six months ended December 31, 2009.

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